EXHIBIT 99.1

Social Reality Reports Preliminary Unaudited Operating Results for Fourth Quarter and Full Year 2016

Q4 2016 Revenue Grows by 41% Over Q4 2015

Company Updates 2016 Guidance

LOS ANGELES, CA – January 30, 2017 - Social Reality, Inc. (NASDAQ: SRAX), an Internet advertising and technology platform that provides tools to automate the digital advertising market, announced today certain preliminary unaudited operating results for the fourth quarter and full year of 2016.  Social Reality also updated its 2016 guidance and provided guidance for the full year of 2017.

Fourth Quarter 2016 Operating Highlights:

•

Unaudited Gross Revenue of $11.5 million representing a 41% increase over the fourth quarter of 2015 and a 20% increase over the third quarter of 2016

•

Unaudited Gross Profit of $4.7 million, representing a 7% increase over the fourth quarter of 2015 and an 86% increase over the third quarter of 2016

•

Unaudited Operating Income of $150,000, representing a 69% decline over the fourth quarter of 2015 and a 111% increase over the third quarter of 2016

•

Unaudited Adjusted EBITDA of $967,000, representing a 10% decline over the fourth quarter of 2015 and a 232% increase over the third quarter of 2016

•

Gross Margins of 41% in the fourth quarter of 2016 versus 54% in the same period of 2015 and 27% in the third quarter of 2016.

The preliminary fourth quarter 2016 operating results reflect increases from our SRAX sell-side clients and continuing growth in SRAXmd.  These increases were offset by continued declines in revenue from certain SRAX buy-side clients who historically generated low to zero gross margins and had limited growth opportunity longer-term for our company.  We made a strategic decision to reduce exposure to these lower margin customers earlier in 2016 and to focus sales efforts on new products to attract advertisers with greater long term profitability potential.  As such, gross margins declined temporarily during this strategic shift between the second and fourth quarters of 2016, but are now trending back towards historical averages.   While gross margins in the fourth quarter of 2016 declined to 41% versus 54% in the fourth quarter of 2015, they increased sequentially from a 27% gross margin in the third quarter of 2016.

Other Recent Corporate Highlights:

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Successful equity offering of $4 million in January 2017

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Repayment of all senior secured debt with offering proceeds

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SRAXmd product line experiencing record activity, with unaudited sales up 115% in 2016 and January 2017 accrued bookings up over 100%

2016 Guidance Update

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Total revenue for 2016 was approximately $36 million, below our previous guidance of $40 million.  This was primarily due to non-returning buy side business over the holiday season and timing of other advertising placements that shifted out of the fourth quarter of 2016 and into the first quarter of 2017.

Management's Full Year 2017 Revenue and Adjusted EBITDA Guidance

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For 2017 management expects total revenues to be between $45 million and $50 million

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For 2017 management expects adjusted EBITDA to be between $2 million and $5 million

Christopher Miglino, Social Reality's CEO and Chairman stated, “We wanted to give the market a view into our unaudited financial results for the fourth quarter.  We are proud of the significant increase in revenue for the fourth quarter and the full year.  We made a focused effort on diversifying our customer base in 2016 and eliminating low margin business.  We believe this diversification will serve us well into 2017.”

Note About Preliminary Results

The financial results presented in this release that are not based upon our audited financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 are preliminary and may change.  The preliminary financial information includes calculation or figures that have been prepared internally by management and have not been reviewed or audited by our independent registered public accounting firm.  There can be no assurance that Social Reality's actual results for the periods presented herein will not differ from the preliminary financial data presented herein and such changes could be material.  This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future period.  Our audited financial statements for 2016 and unaudited fourth quarter 2016 financial statements will be contained in our Annual Report on Form 10-K for the year ended December 31, 2016 to be filed with the Securities and Exchange Commission on or before March 31, 2017.

About Social Reality

Social Reality, Inc. is an Internet advertising company that provides tools to automate the digital advertising market. The company’s Social Reality Ad Exchange (SRAX) is a real-time bidding (RTB) management platform for brands and publishers that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAXmd is a healthcare-focused programmatic RTB exchange that allows pharma brands and publishers of medical content to create custom exchanges that invite specific advertisers to bid on inventory on their sites. The SRAX Social tool is a social media platform and complete management tool that allows brands to launch, distribute, track and optimize social and digital media and consumer engagement campaigns. SRAX APP is a recently launched platform that allows publishers and content owners to launch native mobile applications through our SRAX platform. For more information, please visit www.socialreality.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are based upon current expectations and involve certain risks and uncertainties. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements regarding our expected future performance, including, guidance with respect to revenues and adjusted EBITDA, our ability to continue diversifying our customer base, revenue and growth assumptions, our ability to report profitable operations  and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, our most recent Form 10-Q and our subsequent filings with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality has not completed its review procedures with respect to 2016 financial information and the information herein may be subject to change based upon such review, including the subsequent identification of other adjustments.  These forward-looking statements speak only as of the date hereof.   Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

[Financial Tables to Follow]

SOCIAL REALITY, INC.

CONSOLIDATED RESULTS FROM OPERATIONS

(Unaudited)

(in millions)	Three Months Ending December 31,
	2016	2015
	(unaudited)	(unaudited)

Revenues	$11.4	$8.1
Cost of revenue	6.7	3.7

Gross profit	$4.7	$4.4
Operating expense
General, Selling & Administrative Expense	4.6	3.9
Impairment of Goodwill	—	—

Income (loss) from operations	$0.1	$0.5

(in millions)	Twelve Months ended December 31,
	2016	2015
	(unaudited)	(audited)

Revenues	$35.7	$30.3
Cost of revenue	23.1	14.4

Gross profit	$12.6	$15.9
Operating expense
General, Selling & Administrative Expense	15.7	14.8
Impairment of Goodwill	0.7	—

Income (loss) from operations	$(3.8)	$1.1

Use of Non-GAAP Measure – Adjusted EBITDA

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as income from operations before depreciation and amortization expenses, stock-based compensation and one time financing and transaction expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of Adjusted EBITDA to GAAP

(in thousands)	Three Months Ending December 31,
(unaudited)	2016	2015

Income (loss) from operations	$150	$490
plus:
Equity based compensation	642	373
Adjusted net income (loss)	$792	$863
Impairment of goodwill	—	—
Adjusted value of warrants	—	—
One time transaction fees & other expenses	75	—
Depreciation and amortization	100	208

Adjusted EBITDA	$967	$1.071

(in thousands)	Twelve Months ended December 31,
(unaudited)	2016	2015

Income (loss) from operations	$(3,783)	$1052
plus:
Equity based compensation	1,626	$1,475
Adjusted net income (loss)	$(2,157)	$2,527
Impairment of goodwill	670	—
Adjusted value of warrants	275	—
One time transaction fees & other expenses	73	—
Depreciation and amortization	387	412

Adjusted EBITDA	$(753)	$2,939

For further investor and media information contact:

Robert Haag
Managing Director
IRTH Communications
SRAX@irthcommunications.com
1-866-976-4784